EXHIBIT 99.1

The Community Financial Corporation in Class of 35 Named to the Piper Sandler Bank & Thrift Sm-All Stars Class of 2021

WALDORF, Md., Sept. 30, 2021 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), parent company of Community Bank of the Chesapeake (the “Bank”), today announced its inclusion in the Piper Sandler Bank & Thrift Sm-All Stars Class of 2021. Piper Sandler identified the Company as one of the top-performing publicly traded small-cap banks and thrifts in the country. The Company is one of two named institutions from Maryland of the 35 total institutions named to the Class of 2021.

The objective of the Sm-All Stars is “to identify the top performing small-cap banks and thrifts in the country,” Piper Sandler announced. “In doing this, we hope to uncover the next crop of stellar mid-cap banks before they are discovered by the rest of the world.” Piper Sandler is an investment banking firm and broker-dealer focused on the financial services sector.

To earn Sm-All Star status, companies needed to have a market cap below $2.5 billion, a category that included over 380 institutions nationally. Companies were selected based on performance in various areas including growth, profitability, credit quality and capital strength.

“Receiving this recognition is a great honor and testament to the talent, focus and commitment of our team,” stated William J. Pasenelli, Chief Executive Officer. “We continue to drive our organization forward, delivering value to our shareholders, customers and communities, while achieving strong financial performance.”

“Being named to this exclusive list of top performing banks recognizes our strong results and success at building an organization poised for future growth,” stated James M. Burke, President. “We remain focused on our business strategy of relationship banking, leveraging technology and Fintech partnerships all with a view toward exceeding our customers' expectations.”

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $2.2 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s branches are located at its main office in Waldorf, Maryland, and branch offices in Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in earnings, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

For more information, contact:

William Pasenelli
Chief Executive
(240) 427-1033
wpasenelli@cbtc.com